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                                                                    EXHIBIT 23.1


                        CONSENT OF CHARTERED ACCOUNTANTS



Board of Directors
Suite101.com Inc.



We consent to the use of our report dated March 14th, 2000 on the consolidated financial statements of Suite101.com Inc. as of December 31, 1999 as included in this registration statement on Form S-8.

Dated this 14th day of June 2000.





N.I. CAMERON INC.

"N.I. Cameron Inc."

Chartered Accountants